Exhibit 3(i)

       ORIGINAL WAS
    FILED AND REGISTERED
        OCT 5 1982
  M A. Jorre de St.. Jorro
   REGISTRAR OF COMPANIES
                                   COMPANY ACT

                              MURJOH RESOURCES INC.

         We wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is MURJOH RESOURCES INC.

2. The authorized capital of the Company consists of TEN MILLION (10,000,000) shares without par value.

3. We agree to take the number of shares in the Company set opposite our names.

-------------------------------------------------------------------------------

  FULL NAME, RESIDENT ADDRESS                NUMBER AND CLASS OF SHARES
  AND OCCUPATION OF SUBSCRIBERS              TAKEN BY SUBSCRIBERS

------------------------------------------------------------------------------

/s/ William J. Worrall                            One (1) Common Share
----------------------------------
WILLIAM J. WORRALL
90 Rosebery Ave.
West Vancouver, B.C,.
Barrister & Solicitor

/s/ Barbara Lynn Fines                            One (1) Common Share
----------------------------------
BARBARA LYNN FINES
#104 - 122 E. 18th St.
North Vancouver, B.C.
Legal Secretary
                                                 ---------------------

Total Shares Taken                               Two (2) Common Shares

------------------------------------------------------------------------------

DATED this 1st day of October, 1982.


WITNESS to the above signatures:
    /s/ Anna Nyarady
----------------------------------
Anna Nyarady
#2601-2020 Haro St.
Vancouver, B.C.
Secretary

                                    FORM 21
                                 (Section 3 71)

                          PROVINCE OF BRITISH COLUMBIA

                                  COMPANY ACT

                                                                  Certificate of
                                                        Incorporation No. 255399
                                                                          ------

                               SPECIAL RESOLUTION

         The following special resolution was passed by the undermentioned Company on the date stated:

         Name of Company:        MURJOH RESOURCES INC.

         Date Resolution passed: August 6, 1987

         Resolution:             RESOLVED by Special Resolution that pursuant to
                                 Section 297 of the Company Act, the name of the Company be changed from MURJOH RESOURCES INC.
                                 to TOUCHSTONE RESOURCES LTD. and that the Memorandum of the Company be amended accordingly as set out in Schedule "A" attached hereto.

         Certified a true copy the 6th day of August, 1987.




                                             (Signature) ____________________
                                             (Relationship to Company) President

                               Altered Memorandum

              (As altered by Special Resolution of August 6# 1987)

                              M E M O R A N D U M

                                  COMPANY ACT
                                  -----------

                           TOUCHSTONE RESOURCES LTD.
                           -------------------------

         We wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

         1.       The name of the Company is TOUCHSTONE RESOURCES LTD.

         2. The authorized capital of the Company consists of Ten million (10,000,000) Common shares without par value.

         3. We agree to take the number of shares in the Company set opposite our names.

                                    FORM 19
                                 (Section 348)

       CERTIFY THIS IS A COPY OF A
           DOCUMENT FILED ON
       PROVINCE OF BRITISH COLUMBIA
             MAR 17 1998

                                                                 Certificate of
20     JOHNS. POWELL                                             Incorporation
  REGISTRAR OF COMPANIES                                         No. 255399
PROVINCE OF BRITISH COLUMBIA


                                  COMPANY ACT

                               SPECIAL RESOLUTION

         The following special resolution was passed by the undermentioned company on the date stated:

NAME OF COMPANY:         TOUCHSTONE RESOURCES LTD.

DATE RESOLUTION PASSED:  March 2, 1998

Resolution:

         "UPON MOTION IT WAS RESOLVED as a special resolution that the Company increase the authorized share capital from 10,000,000 common shares without par value to 100,000,000 common shares without par value and alter the Company's Memorandum accordingly as attached hereto and marked Schedule "A"."


CERTIFIED A TRUE COPY THE 9th DAY OF March, 1998.



DuMoulin Black
10th Floor - 595 Howe Street
Vancouver, B.C., V6C 2T5                    (Signature)
                                                       ----------------------

                                                          Solicitor
                                            ---------------------------------

Attached to the Resolutions of TOUCHSTONE RESOURCES LTD. passed by the Members on the 2nd day of March, 1998.


                                   MEMORANDUM

                                   (ALTERED)

                                       of

                           TOUCHSTONE RESOURCES LTD.


1.       The name of the Company is "TOUCHSTONE RESOURCES LTD."

2. The authorized capital of the Company consists of One Hundred Million (100,000,000) common shares without par value.